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                                                                    Exhibit 4(B)

                             SUBSCRIPTION AGREEMENT
                             ----------------------


Date:  __________ __, 2001

Netplex Systems, Inc.
1800 Robert Fulton Drive
Second Floor
Reston, VA  20191


    Re: Subscription to Purchase Shares of Common Stock on Netplex Systems, Inc. Using Deductions from Salary

Ladies and Gentlemen:

    1. Subject to the limitations contained below, the undersigned hereby subscribes for ______________ (____) shares (each, a "Share" and collectively,
                                                      -----
the "Shares") of the common stock, $0.01 par value of Netplex Systems, Inc., a
     ------
Delaware corporation (the "Company").  The undersigned hereby agrees to pay a
                           -------
purchase price per Share equal to the final per share offering price of the Company's common stock as sold in the public rights offering (the "Rights
                                                                   ------
Offering") of the Company's common stock (the "Purchase Price"), if all Shares
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are purchased.  In the event of any change in the offering price in the Rights
Offering, the Company and the undersigned agree that the Purchase Price shall be equitably adjusted. The Purchase Price shall be paid by the Company (or its current affiliate, The Netplex Group, Inc.) deducting up the Purchase Price from the undersigned's salary (after all taxes and other withholdings as required by law) ("Installment Payment(s)") until the entire Purchase Price is paid in full.
       ----------------------
The undersigned acknowledges and agrees to such salary deduction and will execute such documents as may be requested by the Company to effect such salary deduction.

Notwithstanding the foregoing, at any time the undersigned will only own and the Company will only be deemed to have sold the number of Shares equal to the then total amount of the Installment Payments made by the undersigned divided by the per share Purchase Price (the "Sold Shares"). At any time after making one or
                               -----------
more Installment Payments, the undersigned may request in writing that the Company deliver to the undersigned the Sold Shares then owned by the undersigned. If at any time, the undersigned's employment is terminated with the Company or The Netplex Group, Inc. for any reason, the Company shall no further obligation to sell any additional Shares to the undersigned in excess of Sold Shares.

The undersigned acknowledges that any Installment Payment, may be used immediately upon acceptance by the Company for its working capital needs.

    2. To induce the Company to accept this subscription for Shares, the undersigned hereby represents, warrants and agrees that:

            (a) Any information provided to the Company by the undersigned, is true and correct in all respects as of the date hereof.

            (b) The undersigned is over 21 years of age, and the address set forth below is the true residence and domicile of the undersigned, and the undersigned has no present intention of becoming a resident or domiciliary of any other state or jurisdiction.
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            (c)  The undersigned has had an opportunity to ask questions of and receive answers from the Company concerning the Company and all other matters pertinent to an investment in the Shares, and all such questions have been answered to the full satisfaction of the undersigned. The undersigned has been given access to the Company's books and records and all other documents and information that the undersigned has requested relating to an investment in the Shares. No oral representations have been made and no oral information has been furnished to the undersigned or his advisor(s) in connection with the purchase, sale and offering of Shares.

            (d) The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              --------------
or under any state blue sky or securities law, and are being sold in reliance on exemptions thereunder, that they have not been reviewed or approved by the Securities and Exchange Commission or by any other federal or state authority or agency, and that no such authority or agency has passed on the accuracy or adequacy of the Memorandum or the merits of an investment in the Shares.

            (e)  The undersigned is an "accredited investor" as that term is
                                      -------------------
defined in Rule 501 of Regulation D under the Securities Act.

            (f) The undersigned is acquiring the Shares for the undersigned's own account, for investment purposes only, and not for, with a view to or in connection with any resale or other distribution thereof, in whole or in part.

            (g) The undersigned has carefully considered and has, to the extent he believes appropriate, discussed with his professional legal, tax, accounting and financial advisors the suitability of an investment in the Company for his particular tax and financial situation and has determined that the Shares are a suitable investment for him.

            (h) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Company.

            (i)  The undersigned acknowledges and understands that:

                 (i) The Shares are a speculative investment and involve substantial risks.

                (ii) The Company has limited financial resources and the Company has limited operating history.

               (iii) The Shares will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act; there are substantial restrictions on the transferability of the Shares; there may not be any public market for the Shares; the Shares cannot be resold by the Company unless they are registered under the Securities Act, and registered or qualified under applicable state securities laws, or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration and qualification is available; Rule 144 is not now available to provide an exemption under the Securities Act for resale of the Shares, and no assurance can be given that Rule 144 will become available in the future; and accordingly, it may not be possible for the Company to liquidate the undersigned's investment in the Shares when the undersigned so desires.

            (j)  The undersigned:

                 (i) is able to bear the full economic risk of an investment in the Shares;

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

                (ii)  is able to hold the Shares indefinitely;

               (iii) is able to afford a complete loss of the undersigned's investment in the Shares;

                (iv) has adequate financial means of providing for any current needs and possible personal contingencies;

                 (v) has no need for liquidity of the investment in the Shares; and

                (vi) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the undersigned's net worth and the undersigned's investment in the Shares will not cause such overall commitment to become excessive.


     3. The undersigned understands the meaning and legal consequences of the representations and warranties contained in Section 2 hereof, and that the Company intends to rely upon them. The undersigned hereby agrees to indemnify and hold harmless the Company and each director, officer and agent thereof from and against any and all losses, damages, liabilities and expenses arising out of or in connection with any breach of, or inaccuracy in, any representation or warranty of the undersigned, whether contained in this Subscription Agreement or otherwise.

     4. To induce the Company to accept this subscription for Shares, the undersigned hereby agrees that within five (5) days after receipt of written request from the Company, the undersigned will provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including, without limitation, the securities laws of the United States of America or any other jurisdiction.

     5. The undersigned hereby agrees that any transfer of the Shares will only be made in compliance with all applicable laws. The undersigned further agrees that the Company or its transfer agent(s) may maintain "stop transfer" orders with respect to the Shares and that in addition to any other legends which counsel for the Company shall deem necessary or desirable to cause the sale of the Shares to the undersigned to be exempt under the blue sky or securities laws of any state, each of the certificates (if any) for the Shares, in addition to any other required legends, will bear a conspicuous legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) THEY ARE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND QUALIFICATION UNDER SUCH LAWS OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

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

5A. If the Company at any time proposes to register any of its securities under the Securities Act of 1933 as amended (the "Securities Act") for sale to the
                                            --------------
public (except pursuant to the Rights Offering), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public), at such time it will promptly give written notice to the undersigned of its intention to do so, at least 10 days prior to the filing of any registration statement under the Securities Act. Upon the written request of the undersigned, received by the Company within five days after the giving of any such notice by the Company, to register all of its Shares, the Company will at its sole cost and expense use its reasonable efforts to cause the Shares to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the undersigned (in accordance with its written request) of such Shares so registered. In the event that any registration pursuant to this Section 5A shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Shares to be included in such an underwriting may be reduced if the managing underwriter shall be of the opinion that failure to make such reduction would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such reduction shall be applied in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on the number of securities proposed to be sold by each. If any holder of Shares disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by giving written notice to the Company. Any Shares or other securities withdrawn or excluded from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section without thereby incurring any liability to the holders of Shares.


     6. The undersigned hereby agrees and acknowledges that this Subscription Agreement is not binding on the Company until the Company accepts it by executing this Subscription Agreement where indicated. In addition, the Company may reject the undersigned's subscription, in whole or in part, in its sole discretion and will not be obligated to allocate Shares among any subscribers in any fashion.

     7. If the Company accepts this Subscription Agreement, the Company represents and warrants that, as of the date of such acceptance:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) All action on the part of the Company, necessary for the authorization, execution and delivery of this Subscription Agreement, the performance of all obligations of the Company hereunder and thereunder, and the sale of the Shares has been taken.

          8. (a) Neither this Subscription Agreement nor the subscription represented hereby is transferable or assignable by the undersigned. Except as otherwise provided by applicable law, this Subscription Agreement may not be revoked or canceled by the undersigned, unless the Company, in its sole discretion, consents to revocation or rejects the subscription.

          (b) The representations, warranties, understandings and acknowledgments in this Agreement are true and accurate as of the date hereof, shall be true and accurate on the date of the acceptance hereof by the Company, and shall survive thereafter.

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

          (c) All notices or other communications to be given or made hereunder shall be in writing and shall be delivered personally or mailed, by registered or certified mail, return receipt requested, postage prepaid, to the undersigned or to the Company, as the case may be, at their respective addresses set forth herein, or to such subsequent address of which either may provide the other written notification.

          (d) This Subscription Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware applicable to agreements entered into and performed wholly within said State.

          (e) This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) This Subscription Agreement, together with agreements referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings in connection therewith. This Agreement may be amended only by a writing executed by or on behalf of the Company and the undersigned.

          (g) The undersigned agrees that all disputes concerning the Shares shall be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association.


                 [Remainder of Page Intentionally Left Blank.]

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          IN WITNESS WHEREOF, the undersigned, having read and understood the foregoing and desiring to be legally bound, has executed this Subscription Agreement as an instrument under seal on the date set forth below.


                              ------------------------------------------
                              Name of Subscriber (please print)


                              ------------------------------------------
                              Signature

---------------------
Date



Number of Shares:
                 ------------
Amount of Payment: $
                    ------------

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                              Please print information below exactly as you wish
                              it to appear in the records of the Company.


                              ------------------------------------------
                              Name

                              ------------------------------------------
                              ADDRESS:

                              ------------------------------------------
                              Number and Street

                              ------------------------------------------
                              City       State      Zip Code

                              ------------------------------------------
                              Social Security Number or other
                              Taxpayer Identification Number


                              ------------------------------------------

                              ------------------------------------------

                              ------------------------------------------
                              Address for notices (if different from above)

          On this ____ day of _______________, 2001, the Company hereby accepts the foregoing Subscription Agreement and the subscription described therein for Shares of the Company's Common Stock, for a total Purchase Price of $
, the receipt of which is hereby acknowledged.

                              Netplex Systems, Inc.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Its:
                                  -----------------------------------------

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